Exhibit 99.1

ARC Group Worldwide, Inc. Announces Pricing of Public Offering

DELAND, FL., April 2, 2015/PRNewswire/—ARC Group Worldwide, Inc. (“ARC”) (NASDAQ: ARCW) today announced the pricing of its public offering of 3,000,000 shares of common stock at a price to the public of $5.00 per share.  The gross proceeds to ARC from this offering are expected to be $15 million, before deducting the underwriting discount and other estimated offering expenses payable by ARC.  The offering is expected to close on or about April 8, 2015, subject to customary closing conditions.

Brean Capital, LLC and Imperial Capital, LLC are acting as joint book-running managers in the offering.

The underwriters have been granted a 30-day option to purchase up to an additional 450,000 shares of common stock from ARC to cover over-allotments, if any. The closing of the offering is expected to occur on April 8, 2015. The shares of ARC common stock issued pursuant to the offering will trade on NASDAQ under the symbol “ARCW” together with issued and trading shares of ARC common stock.

ARC plans to use all of the net proceeds from the offering to voluntarily prepay a portion of the outstanding indebtedness under ARC’s senior credit facility and subordinated credit facility loans which were used to finance the acquisitions of ATC, Thixoforming, Kecy, and Munson by ARC.

The securities described above are being offered by ARC pursuant to a registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which became effective on April 1, 2015.  A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.  Copies of the final prospectus supplement and the accompanying prospectus relating to these securities may be obtained, when available, from Brean Capital, LLC, 1345 Avenue of the Americas, 29th Floor, New York, NY 10105, attention: Matt Picciano, phone: (212) 702-6536 / fax: (212) 702-6649, or by e-mail: Syndicate@breancapital.com; or Imperial Capital, LLC, 277 Park Avenue, 48th Floor, New York, NY 10172, attention: Steve Dearing phone: (212) 351-9433 / fax: (212) 351-9718.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ARC Group Worldwide, Inc.

ARC Group Worldwide, Inc. is a leading global advanced manufacturing and 3D printing service provider. With its business founded in 1987, the Company offers its customers a compelling portfolio of advanced manufacturing technologies and cutting-edge capabilities to improve the efficiency of traditional manufacturing processes and accelerate their time to market. In addition to being a world leader in metal injection molding (“MIM”), ARC has significant expertise in 3D printing and imaging, materials science, advanced tooling, automation, machining, stamping, plastic injection molding, lean manufacturing, and robotics. For more information visit the website of ARC Group Worldwide, Inc.

Forward-Looking Statements

The forward-looking statements contained in this press release are based on ARC management’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth.  All such “forward-looking statements” are made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties.  These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially.  In particular, estimates regarding our anticipated quarterly performance are based upon currently available information; however, unpredictable events may arise before the closing of each quarterly financial period that could negatively affect actual quarterly performance outcomes.  These events may include orders that are withdrawn, delayed or returned, unexpected costs, change in currency exchange rates, and/or quality, workforce, and inventory issues.  ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended June 30, 2014, Form 10-Q for the period ended September 28, 2014, and Form 10-Q for the period ended December 28, 2014 as well as our current reports on Form 8-K filed from time-to-time with the SEC.

CONTACT: Drew M. Kelley

PHONE: (303) 467-5236

Email: InvestorRelations@ArcGroupWorldwide.com